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                                                                      Exhibit 13

                              ARTISAN FUNDS, INC.

                             Subscription Agreement
                             ----------------------

     1. Subscription for Shares. We agree to purchase from Artisan Funds, Inc. (the "Artisan Funds") 10,000 shares of the series designated Artisan Small Cap Fund (the "Fund") for a price of $10.00 per share, on the terms and conditions set forth herein and in the preliminary prospectus described below, and agree to tender $100,000 in payment therefor at such time as the board of directors or the president of Artisan Funds determines.

     We understand that Artisan Funds has filed a registration statement with the Securities and Exchange Commission (No. 33-88316) on Form N-1A, which contains the preliminary prospectus describing Artisan Funds, the Fund and the shares. We acknowledge receipt of a copy of the preliminary prospectus.

     We recognize that Artisan Funds will not be fully operational until it commences a public offering of its shares. Accordingly, a number of features of the Fund described in the preliminary prospectus, including redemption of shares upon request of shareholders, will not be available until Artisan Funds' registration statement becomes effective under the Securities Act of 1933.

     1.   Representations and Warranties.  We represent and warrant as follows:

     (a) We are aware that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation nor endorsement, of the shares;

     (b) We have such knowledge and experience of financial and business matters as will enable us to utilize the information made available to us in connection with the offering of the shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

     (c) We recognize that Artisan Funds has only recently been organized, that the Fund has no financial or operating history and, further, that investment in the Fund involves certain risks, and we have taken full cognizance of and understand all of the risks related to the purchase of the shares and we acknowledge that we have suitable financial resources and anticipated income to bear the economic risks of such an investment;

     (d) We are purchasing the shares for our own account, for investment, and not with any intention of redemption, distribution, or resale of the shares, either in whole or in part;
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     (e)  We will not sell the shares purchased by us without registration of them under the Securities Act of 1933 or exemption therefore;

     (f) We have been furnished with and have read this agreement, the preliminary prospectus and such other documents relating to the Fund and Artisan Funds as we have requested and as have been provided to us by Artisan Funds, and

     (g) We have also had the opportunity to ask questions of, and receive answers from, officers of Artisan Funds concerning Artisan Funds and the terms of the offering.

     3. Rejection of Subscriptions. We recognize that Artisan Funds reserves the right to reject or limit any subscription.

     4. Social Security Numbers. We certify under penalties of perjury that the numbers shown on this form are our correct taxpayer identification numbers and that we are not subject to backup withholding as a result of a failure to report all interest and dividend income to the Internal Revenue Service.

                                ______________________________________
                                Taxpayer Identification Number

                                     By: _____________________________
                                          Andrew A. Ziegler

                                ______________________________________
                                Taxpayer Identification Number

                                     By: _____________________________
                                          Carlene Murphy Ziegler


Dated: March 6, 1995

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